Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports First Quarter Financial Results

New project activity commences during the First Quarter

Westminster, MA – August 13, 2018 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the first quarter ended June 30, 2018. Net sales for the first quarter ended June 30, 2018 were $4.1 million, a 30% decrease when compared to net sales of $5.8 million in the same quarter a year ago. The first quarter June 30, 2017 net sales were higher because of favorable timing with delivery schedules in that prior year period.

“Our results for the first quarter were impacted by lower gross margins, which were primarily the result of higher amounts of unabsorbed overhead related to a lower number of projects in production,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “By the end of the first quarter, however, we have started to return to target levels of project activity, primarily with certain projects that have longer build cycles.”

“Since my arrival at Ranor in June 2014, our core customers have emphasized the need for Ranor to be a stable and viable player within their supply chain in order to support our U.S. Navy submarine programs over the next 20 to 30 years. Our teams of craftsmen have worked effectively to maintain a sharp focus on meeting our customers' expectations, which has resulted in sustained core customer confidence.”

Mr. Shen continued, “Therefore, the path forward with our core customers remains clear in our drive towards top line growth and bottom line profitability. This path is validated with the recent sourcing activity in both Virginia class and Columbia class programs. In the first quarter of FY19, Ranor successfully secured initial contracts for select Virginia class Block 5 components, as well as select Columbia class components.”

The financial statements for periods beginning after April 1, 2018 in this report and all subsequent reports reflect the adoption of the Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), or ASC 606, while prior period amounts have not been restated and continue to be reported in accordance with accounting standards in effect for those periods.

First Quarter of Fiscal 2019 Financial Results

•	Net sales were $4.1 million, a $1.7 million decrease when compared to the same quarter a year ago. The first quarter of fiscal year 2019 included $2.5 million of revenue related to the adoption of ASC 606.
•	Gross profit, which includes $0.9 million of gross profit due to the adoption of ASC 606, was $1.1 million compared to $1.7 million in the same quarter last year, a 40% decrease, primarily on a higher volume of low margin sales mix and under absorbed overhead from a slowdown in project activity.
•	Operating income was $322,000 compared to operating income of $821,000 in the same period a year ago.
•	Net income was $164,000, or $0.01 per share basic and diluted, compared to net income of $425,000 in the year-ago quarter, or $0.01 per share basic and diluted, and includes $671,000 of net income associated with the adoption of ASC 606.

•	EBITDA was $510,000 for the quarter ended June 30, 2018, compared to $993,000 for the quarter ended June 30, 2017. Please refer to the reconciliation of EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

Financial Position

At June 30, 2018, TechPrecision had $2.1 million in cash, and working capital of $5.1 million compared to $2.7 million in cash and working capital of $4.9 million at March 31, 2018.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on August 13, 2018. To participate in the live conference call, please dial 1-877-407-8133 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-201-689-8040. When prompted, reference TechPrecision.

A replay will be available until September 13, 2018. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 36393. The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://www.investorcalendar.com/event/36393.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue, our ability to change the composition of our revenues and effectively reduce operating expenses, the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity, our ability to receive contract awards through competitive bidding processes, our ability to maintain standards to enable us to manufacture products to exacting specifications, our ability to enter new markets for our services, our reliance on a small number of customers for a significant percentage of our business, competitive pressures in the markets we serve, changes in the availability or cost of raw materials and energy for our production facilities, operating in a single geographic location, restrictions in our ability to operate our business due to our outstanding indebtedness, government regulations and requirements, pricing and business development difficulties, changes in government spending on national defense, our ability to make acquisitions and successfully integrate those acquisitions with our business, general economic conditions, industry and market conditions and growth rates and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,111,253	$2,689,110
Accounts receivable, net	716,408	1,446,982
Contract assets	4,175,499	347,896
Inventories	1,025,211	2,088,485
Other current assets	415,672	450,540
Total current assets	8,444,043	7,023,013
Property, plant and equipment, net	5,078,912	5,202,448
Deferred income taxes	2,423,515	2,046,298
Other noncurrent assets, net	44,144	6,860
Total assets	$15,990,614	$14,278,619
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332,798	$345,705
Accrued expenses	752,717	788,084
Contract liabilities	1,458,319	180,706
Current portion of long-term debt	778,991	766,354
Total current liabilities	3,322,825	2,080,849
Long-term debt, including capital leases	3,998,609	4,185,274
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 28,824,593 shares issued and outstanding at June 30 and March 31, 2018	2,882	2,882
Additional paid in capital	8,586,925	8,561,995
Accumulated other comprehensive income	22,325	24,236
Retained earnings (accumulated deficit)	57,048	(576,617)
Total stockholders’ equity	8,669,180	8,012,496
Total liabilities and stockholders’ equity	$15,990,614	$14,278,619

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three months ended June 30,
	2018	2017
Net sales	$4,098,823	$5,830,386
Cost of sales	3,046,299	4,089,799
Gross profit	1,052,524	1,740,587
Selling, general and administrative	730,465	919,759
Income from operations	322,059	820,828
Other income	2,740	91
Interest expense	(95,385)	(108,782)
Total other expense, net	(92,645)	(108,691)
Income before income taxes	229,414	712,137
Income tax expense	65,029	287,635
Net income	$164,385	$424,502
Other comprehensive (loss) income:
Foreign currency translation adjustments	$(1,911)	$732
Other comprehensive (loss) income, before tax	(1,911)	732
Income tax expense on other comprehensive income	--	296
Other comprehensive (loss) income, net of tax	$(1,911)	$436
Comprehensive income	$162,474	$424,938
Net income per share (basic)	$0.01	$0.01
Net income per share (diluted)	$0.01	$0.01
Weighted average number of shares outstanding (basic)	28,824,593	28,824,593
Weighted average number of shares outstanding (diluted)	29,096,727	29,766,666

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$164,385	$424,502
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	185,585	171,613
Amortization of debt issue costs	15,231	19,544
Stock based compensation expense	24,930	99,388
Change in contract loss provision	(15,875)	130,662
Deferred income taxes	65,029	273,528
Changes in operating assets and liabilities:
Accounts receivable	730,574	641,353
Inventories	(48,518)	(1,294,314)
Contract assets	(2,119,085)	--
Other current assets	34,868	(38,214)
Other noncurrent assets and liabilities	--	(4,839)
Accounts payable	(12,907)	199,423
Accrued expenses	118,339	15,254
Accrued taxes payable	--	4,403
Contract liabilities	567,517	(68,522)
Net cash (used in) provided by operating activities	(289,927)	573,781

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(101,695)	(212,946)
Proceeds from sale of equipment	--	80,000
Net cash used in investing activities	(101,695)	(132,946)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(186,896)	(174,591)
Net cash used in financing activities	(186,896)	(174,591)
Effect of exchange rate on cash and cash equivalents	661	(186)
Net (decrease) increase in cash and cash equivalents	(577,857)	266,058
Cash and cash equivalents, beginning of period	2,689,110	3,066,156
Cash and cash equivalents, end of period	$2,111,253	$3,332,214

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income

The following table provides a reconciliation of EBITDA to net income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

(dollars in thousands)	Three months ended June 30, 2018	Three months ended June 30, 2017	Change Amount
Net income	$164	$424	$(260)
Income tax expense	65	288	(223)
Interest expense (1)	95	109	(14)
Depreciation	186	172	14
EBITDA	$510	$993	$(483)

(1)	Includes amortization of debt issue costs.

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